Exhibit 5.1

BGC GROUP, INC.

July 3, 2023

BGC Group, Inc.

499 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Assistant Corporate Secretary of BGC Group, Inc., a Delaware corporation (“BGC Group”). You have requested my opinion with respect to the matters set forth below in connection with BGC Group’s filing, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof (the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of the offer and sale of up to 600,000,000 shares of BGC Group Class A common stock, par value $0.01 per share (the “Shares”), together with an indeterminate amount of Restricted Stock Units, with or without dividend equivalents, and Other Stock-Based Awards, representing rights to acquire some or all of the Shares, pursuant to the BGC Group, Inc. Long Term Incentive Plan (the “Plan”).

For the purposes of this opinion letter, I, or attorneys working under my direction (collectively, “we”), have examined the Registration Statement, the Plan and the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of BGC Group, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion letter, we have relied, with your approval, upon oral and written representations of officers and other representatives of BGC Group and certificates or comparable documents of public officials and of officers and other representatives of BGC Group.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, that all documents submitted to us as certified copies are true and correct copies of such originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal capacity of all individuals executing any of the foregoing documents.

We have assumed that the Shares to be offered and sold from time to time will be duly authorized and issued in accordance with the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of BGC Group, the authorizing resolutions of the Board of Directors of BGC Group or a committee thereof and applicable law, and that any certificates evidencing such Shares will be duly executed and delivered, against receipt of the approved consideration by BGC Group, which will be no less than the par value thereof.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that, when the Shares and any Restricted Stock Units and Other Stock-Based Awards sold registered for sale under the Registration Statement have been issued, delivered and paid for in the manner contemplated by and upon the terms and conditions set forth in the Registration Statement and the Plan, the Shares will be validly issued, fully paid and non-assessable, and the Restricted Stock Units and Other Stock-Based Awards will constitute valid and legally binding obligations of BGC Group.

I am a member of the bar of the State of New York, and I do not express any opinion herein concerning any law other than the laws of the State of New York and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and the use of my name in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Stephen M. Merkel
Stephen M. Merkel Executive Vice President, General Counsel and Assistant Corporate Secretary BGC Group, Inc.